Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER ANY APPLICABLE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF ANY REQUIRED REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

VISLINK TECHNOLOGIES, INC.

NOTICE OF GRANT OF STOCK OPTION

PERFORMANCE-VESTED OPTIONS

Notice is hereby given of the following option grant (the “Option”) made to purchase shares of Vislink Technologies, Inc. (the “Company”) common stock (the “Common Stock”):

Awardee:	Carleton Miller
Grant Date:	January 22, 2020
Vesting Commencement Date:	January 22, 2020
Vesting Schedule:

The Option Shares will vest in three (3) equal tranches upon attainment of the following applicable performance conditions for each tranche; provided that the Executive remain in continuous employment with the Company through the date on which:

Tranche 1: 500,000 Option Shares will vest upon the Company’s attainment, on or before the fifth (5th) anniversary of the Vesting Commencement Date, of Cumulative EBITDA of more than $6,000,000 accumulated over four consecutive fiscal quarters.

Tranche 2: 500,000 Option Shares will vest upon the Company’s attainment, on or before the fifth (5th) anniversary of the Vesting Commencement Date, of Cumulative EBITDA of more than $15,000,000 accumulated over four consecutive fiscal quarters.

Tranche 3: 500,000 Option Shares will vest upon the Company’s attainment, on or before the fifth (5th) anniversary of the Vesting Commencement Date, of Cumulative EBITDA of more than $23,000,000 accumulated over four consecutive fiscal quarters.

Option Price Per Share:	$0.285
Number of Option Shares:	1,500,000
Expiration Date:	January 22, 2030
Type of Option:	Non-Statutory

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Exercise Schedule: Provided Awardee remains in Service as defined in the Stock Option Agreement through the date on which the relevant performance condition has been satisfied, the Option will be exercisable during the Option Term with respect to any Option Shares that have vested pursuant to the Vesting Schedule as of the date of exercise; provided, however, to the extent that performance conditions are not achieved with respect to one or more tranches of the Option on or before the fifth (5th) anniversary of the Vesting Commencement Date, each tranche of the Option that fails to satisfy the performance conditions shall terminate. Notwithstanding any provision herein to the contrary 100% of the Option Shares then outstanding shall vest and become exercisable upon the Awardee’s termination of employment by the Company without “Cause” or by the Awardee for “Good Reason” if such termination of employment occurs during the thirteen (13) month period following a “Change in Control” of the Company. The terms “Cause,” “Good Reason,” and “Change in Control” shall have the meaning asigned to those terms in the Awardee’s employment agreement dated January 15, 2020, as amended from time to time.

Awardee understands and agrees that the Option granted herein are are subject to the terms and conditions set forth in the Stock Option Agreement attached hereto as Exhibit A and incorporated herein by reference. Awardee hereby acknowledges receipt of a copy of the Stock Option Agreement in the form attached hereto as Exhibit A.

No Employment or Service Contract. Nothing in this Notice of Grant of Stock Options or the Stock Option Agreement shall confer upon the Awardee any right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Awardee, which rights are hereby expressly reserved by each, to terminate Awardee’s Service at any time for any reason whatsoever, with or without cause.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WEREOF, the parties hereto have caused this Grant of Stock Options and the Stock Option Agreement attached hereto as Exhibit A and incorporated herein by reference, to be executed as of January 22, 2020.

VISLINK TECHNOLOGIES, INC.

By:	/s/ Roger Branton

Its:	CFO

/s/ Carleton Miller
Awardee

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Exhibit A

STOCK OPTION AGREEMENT

BY AND BETWEEN

VISLINK TECHNOLOGIES, INC.

AND
CARLETON MILLER

Whereas, the Option granted by Vislink Technologies, Inc. (the “Company”) to Carleton Miller (the “Awardee”) pursuant to the Notice of Grant of Options (the “Grant Notice”) and the terms of this Stock Option Agreement (together with the Grant Notice, the “Agreement”) to purchase the number of shares of the Company’s common stock (“Common Stock”) set forth in the Grant Notice is being granted as an “inducement” award under NASDAQ Listing Rule 5653(c)(4) and thus such Options have been granted outside of the Company’s existing equity compensation plans;

Whereas, the Awardee is an newly hired Employee who will render valuable Services to the Company;

Whereas, although the Options granted herein have been granted outside of the Company’s existing equity compensation plans, this Agreement is intended to carry out the purposes of, the Company’s 2017 Incentive Compensation Plan (the “Plan”) in connection with the Company’s grant of the Options to the Awardee and the terms of the Plan are hereby incorporated into this Agreement by reference and all capitalized terms in this Agreement shall have the meaning assigned to them in the Plan.

For convenience, relevant portions of certain of the Plan definitions and certain additional definitions relating to this Award Agreement are included in the Appendix. This Award Agreement, including the Notice of Grant, is subject to the terms of the Plan, which are incorporated in this Award Agreement by reference. If there is a conflict between the terms of the Plan and this Award Agreement or the Notice of Grant, the terms of the Plan shall prevail.

NOW, THEREFORE, it is hereby agreed as follows:

1. Provisions of Plan Binding. This Agreement and the Option evidenced hereby are made and granted in accordance with the terms of the Plan, which is incorporated into this Agreement by reference; provided, however, that the Option Shares subject to Option shall not count towards the limit on the number of shares of Common Stock that may be issued pursuant to the Plan. The Option will be governed in all respects as if issued under the terms of the Plan, as currently in effect and as may be amended hereafter from time to time. Unless the context clearly indicates otherwise, capitalized terms used in this Agreement shall have the meanings assigned to such terms in the Plan.

2. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to Awardee, as of the Grant Date, a stock option to purchase up to that number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term and at the Option Price per share specified in the Grant Notice.

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3. Option Term. This Option shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated in accordance with Section 6 or 18 hereof or any applicable provision of the Plan; provided, in no event shall this option have a maximum term in excess of ten (10) years measured from the Grant Date.

4. Nontransferability. This Option shall be neither transferable nor assignable by Awardee other than by will or by the laws of descent and distribution following the Awardee’s death and may be exercised, during Awardee’s lifetime, only by Awardee.

5. Dates of Exercise. This Option shall thereupon become exercisable for the Option Shares as specified in the Grant Notice. If the Option becomes exercisable in installments, such installments shall accumulate and the Option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the Option term under Section 6 of this Agreement or any applicable provision of the Plan.

6. Accelerated Termination of Option Term. The Option term specified in Section 3 above shall terminate (and this Option shall cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

(a) Except as otherwise provided in subsection (b) or (c) below, should Awardee cease to remain in Service while this Option is outstanding, then the period for exercising this Option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this Option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

(b) Should Awardee die while this Option is outstanding, then the personal representative of the Awardee’s estate or the person or persons to whom the option is transferred pursuant to the Awardee’s will or in accordance with the law of descent and distribution shall have the right to exercise this Option. Such right shall lapse, and this Option shall cease to be exercisable, upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Awardee’s death or (ii) the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

(c) Should Awardee become Permanently Disabled and cease by reason thereof to remain in Service while this Option is outstanding, then the Awardee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding.

(d) During the limited period of exercisability applicable under subsections (a), (b) or (c) above, this option may be exercised for any or all of the Option Shares in which the Awardee, at the time of cessation of Service, is vested in accordance with the exercise/vesting provisions specified in the Grant Notice after taking into account any special acceleration provisions in the Grant Notice.

(e) Notwithstanding any provision of this Section 6 or any other provision of this Agreement or the Plan to the contrary, any Options granted under the Plan shall terminate as of the date Awardee ceases to be in the Service of the Company if Awardee was terminated for “Cause” or could have been terminated for “Cause.” The term “Cause” shall have the meaning given that term in the Awardee’s Employment Agreement.

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7. Adjustment in Option Shares.

(a) In the event any change is made to the Company’s outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to the total number of Option Shares subject to this option and the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

(b) If this Option is to be assumed or is otherwise to remain outstanding after a Corporate Transaction (as defined in Section 20), then this option shall be appropriately adjusted to apply and pertain to the number and class of securities that would have been issuable to the Awardee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

8. Privilege of Stock Ownership. The holder of this Option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the Option and paid the Option Price.

9. Manner of Exercising Option.

(a) The Options will be exercisable by notice (an “Exercise Notice”) and payment to the Company in accordance with the procedure prescribed herein; provided, that the aggregate Option Price with respect to any one such exercise will not be less than $500, unless the exercise represents an exercise of all Options that are vested and exercisable as of the date of the exercise. If the Employee fails to accept delivery of and pay for all or any part of the number of shares specified in the Exercise Notice upon tender or delivery thereof, the Employee’s right to exercise the Options with respect to the undelivered shares may be terminated in the sole discretion of the Company’s Compensation Committee.

(b) Each Exercise Notice will (1) state the number of shares in respect of which Options are being exercised, (2) be accompanied by payment as provided in paragraph (c) below and (3) be signed by the person or persons entitled to exercise the Options. If Options are being exercised by any person or persons other than the Employee, the Exercise Notice will be accompanied by proof, satisfactory to the Company and its counsel, of the right of the person or persons to exercise the Options.

(c) Payment of the Option Price will be made by delivering to the Company any one or a combination of (1) a certified or bank cashier’s check payable to the Company or its order or a wire transfer directly to an account specified by the Company, (2) one or more certificates evidencing shares of Common Stock owned by the Employee immediately prior to the exercise, together with a duly executed stock power, having an aggregate Fair Market Value (defined below) on the date on which the Exercise Notice is given equal to the aggregate Option Price or (3) if and to the extent the shares of Common Stock issuable upon exercise of the Option are tradable on a established securities exchange or on the over-the-counter market as of the date of exercise and are not otherwise subject to trading restrictions, including without limitation restrictions under Rule 144 of the Securities Act of 1933, as amended, a copy of irrevocable instructions to a registered broker/dealer to deliver promptly to the Company an amount of proceeds from the sale of shares of Common Stock to be issued pursuant to the Options being exercised to pay the Option Price and/or any applicable Federal, state and local income and employment taxes required to be witheld by the Company with respect to the portion of the Option being exercised.

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(d) The certificate or certificates representing shares of Common Stock to be issued upon exercise of the Options will be registered in the name of the person or persons exercising the Options, or, if the Options are exercised by the Awardee and the Awardee so requests in the applicable Exercise Notice, in the name of the Awardee and the Awardee’s spouse, jointly, with right of survivorship. The certificate or certificates will be delivered within 10 days after receipt of payment and compliance by the Awardee; provided, that in the case of clause (3) of the first sentence of Section 9(c), the Company will not make delivery of the certificate or certificates until payment is actually received from the broker/dealer.

(e) The Option shall be exercisable only for whole shares of Common Stock.

10. Certain Securities Law Matters; Registration.

(a) The Awardee understands that the offering, issuance, sale and transfer of the Options and the Option Shares is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction.

(b) The Awardee represents and warrants that he has the requisite capacity to purchase the Shares and to enter into this Agreement. The Awardee understands and accepts that the Options and the Option Shares involve various risks, including the risks disclosed in the Company’s filings and reports with the U.S. Securities and Exchange Commission (the “Commission”).

(c) The Awardee confirms that he is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Shares. As incoming Chief Executive Officer of the Company, the Awardee has made himself familiar with the business and financial condition and operations of the Company, and has had access to such information concerning the Company and the Options and the Option Shares as he deems necessary to enable him to make an informed investment decision concerning the foregoing.

(d) The Awardee represents and warrants that he has such knowledge, skill and experience in business, financial and investment matters that the Awardee is capable of evaluating the merits and risks of the Options and the Option Shares.

(e) The Awardee represents and warrants that he is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Awardee agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the issuance of the Options and the Option Shares.

(f) The Awardee understands that the Options and the Option Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Awardee and of the other representations made by the Awardee herein. The Awardee understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

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(g) The Awardee understands that the Option and the Option Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the the Commission provide in substance that the Awardee may dispose of the Option Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

(h) On or prior to the first anniversary of the Vesting Commencement Date, the Company shall file with the Commission a registration statement on Form S-8 (or such other appropriate form) for the purposes of registering for issuance and resale under the Securities Act the shares of Common Stock that may be issued to the Executive pursuant to the Options.

(i). The Awardee will not sell, assign, pledge, give, transfer or otherwise dispose of the Options or the Option Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except with respect to the Option Shares pursuant to a registration of the Option Shares under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws and otherwise in accordance with the terms of this Agreement.

(k). The Awardee acknowledges that neither the Company nor any other person offered to sell the Shares to him by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

11. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Company and the Awardee with all applicable requirements of federal and state law relating thereto (and with all applicable regulations of any stock exchange or market on which shares of the Company’s Common Stock may be listed at the time of such exercise and issuance).

(b) In connection with the exercise of this Option, Awardee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

12. Successors and Assigns. Except to the extent otherwise provided in Section 4 above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Awardee and the successors and assigns of the Company.

13. Liability of Company. The inability of the Company to obtain approval from any regulatory body having authority the Company deems necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the nonissuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company shall use its best efforts to obtain all such approvals.

14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the corporate secretary at its principal corporate offices. Any notice required to be given or delivered to Awardee shall be in writing and addressed to Awardee at the address indicated below Awardee’s signature line on the Grant Notice, or at such other address as the Awardee shall have furnished the Company in writing at least ten (10) days in advance of its effective date. All notices shall be deemed to have been given or delivered upon personal delivery or forty-eight hours after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

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15. Reserved.

16. Authority of Plan Administrator. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

17. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to its choice of law rules.

18. Reserved.

19. Tax Withholding. Awardee hereby agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state or local income and employment tax withholding requirements applicable to the exercise of this Option.

20. Definitions. The following definitions shall apply to the respective capitalized terms used herein:

Awardee means the individual identified in the Grant Notice as the person to whom this option has been granted under the Plan.

Board means the Board of Directors of Vislink Technologies, Inc.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means the Common Stock of Vislink Technologies, Inc.

Company means Vislink Technologies, Inc., a Delaware corporation.

Corporate Transaction means one or more of the following transactions: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company’s incorporation, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, or (iv) the acquisition of fifty percent (50%) or more of the Company’s outstanding voting stock by a person or group of related persons other than the Company, a person that directly or indirectly controls, is controlled by or is under common control with the Company, or any existing shareholder of the Company as of the date of the adoption of the Plan by such shareholders.

Cumulative EBITDA shall mean earnings before interest, taxes, depreciation and amortization accumulated over four consecutive fiscal quarters as determined in accordance with generally accepted accounting principles, but adjusted to reflect the effect of mergers and acquisitions.

Exercise Date shall be date on which the executed Purchase Agreement for one or more Option Shares is delivered to the Company in accordance with Section 9 of this Agreement.

Expiration Date means the date specified in the Grant Notice as the date on which the option shall terminate (unless sooner terminated under the Plan or pursuant hereto).

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Fair Market Value of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator otherwise determines that the valuation provisions of subsections (b) and (c) below will not result in a true and accurate valuation of the Common Stock, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate under the circumstances.

(b) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices (or if such information is available the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ National Market System or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

(c) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

Grant Date means the date specified in the Grant Notice as the date on which the option was granted to the Awardee under the Plan.

Grant Notice means the Notice of Grant of Stock Option which accompanies this Agreement.

Non-Statutory Stock Option means an option that is not intended to meet the statutory requirements prescribed for an incentive stock option under Section 422 of the Code.

Option Shares means the total number of shares of Common Stock indicated in the Grant Notice as purchasable under this option.

Option Price means the price indicated in the Grant Notice as the Option Price per share to be paid by the Awardee for the exercise of this option.

Parent corporation means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Permanently Disabled or Permanent Disability means the inability of an individual to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

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Plan means the 2017 Incentive Compensation Plan.

Plan Administrator means either the Board or a committee of one or more Board members, to the extent such committee may at the time be responsible for plan administration.

Purchase Agreement means the stock purchase agreement, in substantially the form of the exhibit to the Grant Notice, which is to be executed in connection with the exercise of this option for one or more Option Shares.

Service means the performance of services for the Company or any Parent or Subsidiary corporation by an individual in the capacity of an employee, a non-employee member of the board of directors or an independent consultant or advisor. Accordingly, the Awardee shall be deemed to remain in Service for so long as such individual renders services to the Company or any Parent or Subsidiary corporation on a periodic basis in the capacity of an employee, a non-employee member of the board of directors or an independent consultant or advisor.

Subsidiary corporation means each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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Exhibit B

VISLINK TECHNOLOGIES, INC.

OPTION EXERCISE FORM

Pursuant to the terms of the stock option agreement between Carleton Miller and Vislink Technologies, Inc. (the “Company”) dated __________ (the “Agreement”) I, [Insert Name] _____________________, hereby [Circle One] partially/fully exercise such Stock Option by including herein payment in the amount of $______ representing the Option Price for [Fill in number of Underlying Shares] _______ Option Shares. I have chosen the following form(s) of payment:

[ ]	1.	Cash

[ ]	2.	Certified or bank check payable to Vislink Technologies, Inc.

[ ]	3.	Other (as described in the Plan (please describe)) -

 ________________________________________________________________________.

Concurrently upon the delivery of this Agreement to the Company, I am delivering or making arrangements to deliver the Option Price and the amount required to satisfy applicable tax withholdings to the Company in accordance with and in the manner set forth in the Stock Option Agreement and I shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

Dated: __________________

SIGNATURE OF AWARDEE
Carleton Miller

ACKNOWLEDGED BY:

Vislink Technologies, Inc., a Delaware corporation

By:

Name;

Title:

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